                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                      [Amendment No . . . . . . . . . .]

Filed by the Registrant  /X/
Filed by a Party other than the Registrant  / /

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Lone Star Technologies, Inc.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

    1)    Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

    2)    Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

    4)    Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

    5)    Total fee paid:

          ---------------------------------------------------------------------


/ /       Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                  ---------------------------------------------

     2)   Form Schedule or Registration Statement No.:
                                                       ------------------------

     3)   Filing Party:
                        -------------------------------------------------------

     4)   Date Filed:
                      ---------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS



                           TO BE HELD MAY 14, 1998



     Notice is hereby given that the Annual Meeting of Shareholders of Lone Star Technologies, Inc. ("LST"), a Delaware corporation, will be held on the 14th day of May, 1998, at 9:00 a.m., local time, in the ______________Room, ________ floor, The Westin Galleria Hotel, 13340 Dallas Parkway, Dallas, Texas, for the following purposes:


     (1)  To elect four members to the Board of Directors of LST;

     (2) To vote upon approval of an amendment to the Certificate of Incorporation of LST to increase the authorized Common Stock from 40,000,000 shares to 80,000,000 shares;

     (3) To vote upon approval of amendments to the 1985 Long-Term Incentive Plan of LST; and

     (4) To transact any other business as may properly come before the meeting or any adjournment thereof.

     The close of business on March 25, 1998 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder at the office of the Secretary of LST, 5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240 (telephone: 972/386-3981) during the ten-day period preceding the meeting.

     We hope that you will be represented at the meeting by signing the enclosed proxy card and returning it in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important - as is the vote of every shareholder - and the LST Board of Directors appreciates the cooperation of shareholders in returning proxies to vote at the meeting.


                                   By order of the Board of Directors,



                                   Robert F. Spears
                                   Secretary

Dallas, Texas
April 3, 1998

                            LONE STAR TECHNOLOGIES, INC.
                            5501 LBJ Freeway, Suite 1200
                                  P.O. Box 803546
                              Dallas, Texas 75380-3546

                                  PROXY STATEMENT

                       SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of LST for use at the Annual Meeting of Shareholders to be held on May 14, 1998, or at any adjournment thereof. Any shareholder giving a proxy may revoke it prior to the voting of the proxy on any matter (without affecting, however, any vote already cast on any other matters) by:

     (a) notifying LST of such revocation in writing prior to or at the Annual Meeting,
     (b) delivering to LST a duly executed proxy relating to the same shares dated subsequent to the date of the original proxy, or
     (c)  voting the same shares in person at the Annual Meeting.

The principal executive offices of LST are located at 5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240 (telephone: 972/386-3981). This Proxy Statement and the enclosed proxy were mailed to shareholders on or about April 3, 1998.

All shares represented by unrevoked proxies will be voted at the meeting or any adjournment thereof as specified by the persons giving such proxies. If no contrary specification is made, the shares represented by proxies will be voted FOR the election as directors of the nominees named herein, FOR approval of the amendment to the Certificate of Incorporation increasing the authorized Common Stock from 40,000,000 shares to 80,000,000 shares and FOR approval of the amendments to the 1985 Long-Term Incentive Plan described herein.

                     OUTSTANDING SHARES AND VOTING RIGHTS

As of March 25, 1998, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were ______________ outstanding shares of LST Common Stock. This is the only class of stock of LST outstanding, and each share of Common Stock is entitled to one vote on all matters properly coming before the Annual Meeting.

                            ELECTION OF DIRECTORS

The Certificate of Incorporation and By-Laws of LST provide for a Board of Directors comprised of three classes of directors, as nearly equal in number as possible, with each class of directors to be elected for three-year terms. Therefore, the nominees for election to the class of directors whose terms are expiring at an Annual Meeting are elected for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their election. If any director is appointed by the Board of Directors between Annual Meetings to succeed a director who has resigned, died or been removed, the shareholders at the next Annual Meeting following the appointment will vote to elect a director to complete the unexpired term or to serve a full three-year term if the unexpired term ends at that Annual Meeting. Directors are elected by plurality vote.

Rhys J. Best was appointed a director of LST by the Board of Directors, effective August 1, 1997. To ensure that the three classes of directors will be as nearly equal in number as possible, the Board has nominated Mr. Best for election as a director at this Annual Meeting to a term expiring at the 2000 Annual Meeting. Shareholders will also be asked by LST to reelect Messrs. Blackburn, McCormick and Mercer to the Board of Directors for terms expiring at the 2001 Annual Meeting. After the 1998 Annual Meeting, two directors' terms will expire at the 1999 Annual Meeting, two directors' terms will expire at the 2000 Annual Meeting and three directors' terms will expire at the 2001 Annual Meeting. The recent experience of the nominees is summarized below in the first table.

Mr. William C. McCord, who had served as a director of LST since 1991, died in January 1998.

Each proxy solicited hereby which is given prior to the voting at the Annual Meeting and is not revoked will be voted FOR the election of the nominees named in the following table for terms of office expiring at the 2000 Annual Meeting for Mr. Best and the 2001 Annual Meeting for Messrs. Blackburn, McCormick and Mercer, unless a contrary specification is made in the proxy. If for any reason any nominee should become unavailable for election, then, unless a contrary specification is made in the proxy, votes will be cast pursuant to authority granted by the proxy for a substitute nominee designated by the Board of Directors, or, in the absence of a designation by the Board of Directors, for a substitute nominee designated by any of the persons authorized by the proxy to vote as proxies. The Board of Directors is not aware that any nominee will be unwilling or unable to serve.

The following tables set forth, for the nominees for director and for the directors whose current terms extend beyond the 1998 Annual Meeting, the principal occupation or employment for each during at least the past five years, the year in which each joined the Board of Directors, the year in which their current terms on this Board expire and other business directorships held. One of the directors, Mr. Mercer, was recommended for nomination to the Board before his election in 1995 by Alpine Capital, L.P. and the other shareholders reporting share ownership information with Alpine in footnote (2) to the table under the heading "Principal Shareholders" in this Proxy Statement.

The Board of Directors recommends that shareholders vote FOR the election of the nominees named in the table.

                             NOMINEES FOR DIRECTOR

Name (Age)         Business Experience and Other Information       Year First Elected
----------         -----------------------------------------       ------------------
RHYS J. BEST (51)                                                                1997
     President and Chief Operating Officer of LST since August 1997; President and
     Chief Executive Officer of Lone Star Steel Company ("Steel"), a subsidiary of
     LST, from 1989 to August 1997.


                                       3


CHARLES L. BLACKBURN (70)                                                        1991
     Retired from Maxus Energy Corporation in 1995; Chairman, President and Chief
     Executive Officer of Maxus Energy Corporation (oil and gas producer) from 1987 to 1995. Director: Maxus Energy Corporation.  His current term expires in 1998.
     (1,2)

JAMES E. MCCORMICK (70)                                                          1991
     Retired from Oryx Energy Company in 1992; President and Chief Operating
     Officer of Oryx Energy Company (formerly Sun Exploration and Production
     Company, oil and gas exploration and production company) from 1988 to 1992.
     Director: BJ Services Co., Snyder Oil Corporation and TESCO Corporation.
     His current term expires in 1998. (1,2)

THOMAS M. MERCER, JR. (54)                                                        1995
     Partner since April 1995 of Ceres Capital Partners and owner since 1993 of
     The Mercer Financial Company (financial advisory and investment banking services); President of the employee benefits division of Pre-Paid Legal
     Services, Inc. during part of 1993 and 1994; Executive Vice President and
     Managing Director of corporate banking for First Gibraltar Bank, F.S.B.
     (federal savings bank) from 1989 to 1993.  His current term expires in
     1998. (1,2)

                                CONTINUING DIRECTORS

DEAN P. GUERIN (76)                                                              1989
     Investments since June 1994.  Chairman and Chief Executive Officer, Berry
     Barnett Food Distribution Company, Inc. (wholesale food distribution company)
     from 1990 to 1994;  retired as Chairman of the Board of Eppler, Guerin and
     Turner, Inc. (investment banking firm) in 1986.  Director: Seagull Energy
     Corporation and Trinity Industries, Inc.  His current term expires in 1999.
     (1,2)

JOHN P. HARBIN (80)                                                              1987
     Chairman of the Board and Chief Executive Officer of LST since August 1997;
     Chairman of the Board, Chief Executive Officer and President of LST from 1989 to
     August 1997; retired as Chairman of the Board of Halliburton Company (oilfield services and engineering/construction) in 1983.  His current term expires in
     1999.

FREDERICK B. HEGI, JR. (54)                                                      1985
     General Partner, Wingate Partners, L.P. and Wingate Management Co., L.P.
     (private investments) since 1987; Principal, Wingate Management Co. II,
     L.P. (private investments) since 1994; President, Valley View Capital
     Corporation (private investments) since 1982; Chairman and Chief Executive
     Officer, United Stationers, Inc. (wholesale office products) since November
     1996.  Director: United Stationers, Inc. and Loomis, Fargo & Co.  His
     current term expires in 2000. (1,2)

(1)      Member of the Audit Committee.
(2)      Member of the Compensation Committee.

During 1997, there were eight meetings of the Board of Directors and three meetings of Board committees. All of the directors attended more than 80 percent of the meetings of the Board of Directors and committees of the Board on which they served, except for Mr. McCord who attended 55 percent of those meetings.

COMPENSATION OF DIRECTORS. Each director of LST who is not an officer of LST or any of its subsidiaries receives an annual retainer of $25,000, plus expenses incurred in connection with attendance at meetings of the Board of Directors or any committee of the Board of Directors of which he is a member. In addition to the annual retainer, each director receives attendance fees of $1,000 for each meeting of the Board of Directors and $1,000 for each committee meeting attended whether or not there was a Board meeting that same day. Each director may elect to receive his retainer and meeting fees in cash or LST shares, or he may defer receipt under a phantom stock arrangement. Messrs. Harbin and Best, officers and employees of LST, receive no compensation for serving as directors of LST.

Following the Annual Meeting in 1993 and following each Annual Meeting every second year after that, each director then in office who is not an employee of LST or its subsidiaries ("non-executive director") automatically receives a stock option for 25,000 shares of Common Stock of LST under the terms of the 1985 Long-Term Incentive Plan of LST (subject to an overall limitation of 750,000 shares that may be issued for such options) with an exercise price at the fair market value of the Common Stock on the date the options are granted. Each person who was a non-executive director at the time (which does not include Mr. Harbin or Mr. Best) received options after the 1993, 1995 and 1997 Annual Meetings. The non-executive directors held options as of January 31, 1998 covering the following number of shares of Common Stock: Mr. Blackburn, 75,000 shares; Mr. Guerin, 68,750 shares; Mr. Hegi, 100,000 shares; Mr. McCormick, 43,750 shares; and Mr. Mercer, 50,000 shares. LST's shareholders are voting on the approval of amendments to the Plan at the 1998 Annual Meeting that, among other things, will change the future grants of options to the non-executive directors in two respects: each grant will be reduced from 25,000 shares to 12,500 shares and those grants will be made every year, instead of every other year, beginning with the 1998 Annual Meeting. See "Amendments to 1985 Long-Term Incentive Plan" elsewhere in the Proxy Statement.

                              EXECUTIVE OFFICERS

All executive officers of LST are elected annually by and serve at the pleasure of the Board of Directors, or in the case of Mr. Dunn, at the pleasure of the Board of Directors of Steel which he serves as Chief Executive Officer. The following sets forth information concerning the current executive officers of LST. Information regarding Messrs. Harbin and Best is provided above in the Directors' listing.

Name(Age)                 Business Experience and Other Information
---------                 -----------------------------------------
W. BYRON DUNN (44)
     President and Chief Executive Officer of Steel since August 1997 and Executive Vice President - Sales and Marketing of Steel from 1991 to August 1997.

ROBERT F. SPEARS (54)
     Vice President, General Counsel and Secretary of LST since July 1996; General Counsel of Financial Industries Corporation (life insurance holding company), Austin, Texas, from 1991 to July 1996.
CHARLES J. KESZLER (35)
     Vice President-Finance and Treasurer of LST since March 1996; Director of Taxes and Pension Investments of Steel from 1994 to March 1996; Vice President from 1992 to 1993 and Assistant Vice President from 1990 to 1992 of American Federal Bank, F.S.B. (a federal savings bank and a subsidiary of LST until its sale in 1993).

                       SECURITY OWNERSHIP OF MANAGEMENT

The following table shows beneficial ownership of shares of Common Stock of LST by each director of LST, each executive officer of LST named in the Summary Compensation Table in this Proxy Statement and all directors and executive officers of LST as a group at February 28, 1998. Each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name.

Name of Director,
Executive Officer or Group             Number of Shares(1)         Percent of Class(2)
--------------------------             -------------------         -------------------
Rhys J. Best                                95,668                           *
Charles L. Blackburn                        25,000                           *
Dean P. Guerin                              32,250                           *
John P. Harbin                             147,600                           *
Frederick B. Hegi, Jr.                      65,365                           *
James E. McCormick                          17,250                           *
Thomas M. Mercer, Jr.                       15,000                           *
W. Byron Dunn                               32,756                           *
Charles J. Keszler                          10,750                           *
Robert F. Spears                                 -                           *

All directors and
executive officers as a group (10)       441,639(3)                       1.93

------------------
*Less than 1%.

(1) Includes (a) 80,000 shares for Mr. Best, 25,000 shares for Mr. Blackburn, 31,250 shares for Mr. Guerin, 82,500 shares for Mr. Harbin, 62,500 shares for Mr. Hegi, 6,250 shares for Mr. McCormick, 12,500 shares for Mr. Mercer, 26,250 shares for Mr. Dunn, and 8,750 shares for Mr. Keszler which may be acquired within 60 days of February 28, 1998 pursuant to options granted by LST under its 1985 Long-Term Incentive Plan.
(2) Percentages are calculated on 22,868,248 shares, the number that would have been outstanding if the stock options described in the prior footnote had been exercised.
(3) Includes a total of 335,000 shares which may be acquired within 60 days of February 28, 1998 pursuant to options held by all directors and executive officers as a group.

Additional share ownership information regarding principal shareholders of LST who are neither executive officers nor directors is shown in the table under the heading "Principal Shareholders" in this Proxy Statement.

                            EXECUTIVE COMPENSATION

The following table sets forth information concerning the compensation of each person who was serving as an executive officer of LST at the end of 1997 and received salary and bonus exceeding $100,000 during 1997 (the "named executive officers").

                          SUMMARY COMPENSATION TABLE

                                                                              Long-Term Comp Awards
                                                                              Options (# of shares           All Other
Name and Principal Position(1)      Year       Salary($)     Bonus($)(2)      of  LST Common Stock)     Compensation($)(3)
------------------------------      ----       ---------     -----------      ----------------------    ------------------
John P. Harbin                      1997        400,000        250,000               75,000                      -
Chairman of the Board and           1996        375,000         50,000               15,000                      -
Chief Executive Officer, LST        1995        360,412         50,000               25,000                      -

Rhys J. Best                        1997        300,000        200,000               50,000                    4,800
President & Chief Operating         1996        287,500         15,000               15,000                    4,500
Officer, LST                        1995        255,205         15,000               10,000                    4,500

W. Byron Dunn                       1997        211,876        100,000               20,000                    4,800
President and Chief                 1996        183,756         12,500               10,000                    4,500
Executive Officer, Steel            1995        178,653         10,000                5,000                    4,500

Charles J. Keszler                  1997        125,000         15,000               15,000                    4,238
Vice President - Finance            1996         95,583            -                 10,000                    2,867
and Treasurer, LST                  1995         72,071            -                    -                      2,162

Robert F. Spears                    1997        155,000         10,000               15,000                      -
Vice President, General             1996         70,710            -                    -                        -
Counsel and Secretary, LST          1995            -              -                    -                        -

(1) Mr. Harbin served as Chairman of the Board, President and Chief Executive Officer of LST during 1995, 1996 and the first seven months of 1997 and has served as Chairman of the Board and Chief Executive Officer of LST since August 1, 1997. Mr. Best served as President and Chief Executive Officer of Steel during 1995, 1996 and the first seven months of 1997 and has served as President and Chief Operating Officer of LST since August 1, 1997. Mr. Dunn served as Executive Vice President - Sales and Marketing of Steel during 1995, 1996 and the first seven months of 1997 and has served as President and Chief Executive Officer of Steel since August 1, 1997.
     Mr. Keszler served as Director of Taxes and Pension Investments of Steel during 1995 and the first two months of 1996 and has served as Vice President - Finance and Treasurer of LST since March 1, 1996. Mr. Spears was not employed by LST or any of its subsidiaries during 1995 or the first six months of 1996. He has served as Vice President, General Counsel and Secretary of LST since July 10, 1996.
(2) Each bonus was paid in the year indicated in the table but related to the previous year's performance.
(3) All other compensation listed in the last column represents company contributions to a 401(k) Plan for Messrs. Best, Dunn and Keszler.

CHANGE IN CONTROL ARRANGEMENTS

LST's and Steel's Boards of Directors adopted in 1997 an Employment Retention Policy that provides that each officer or key employee designated by LST's Board or Compensation Committee will receive a lump sum payment if his or her employment is involuntarily terminated without "cause" or is voluntarily terminated for "good reason" within two years after a "change in control" of the employer. The lump sum payment for each officer or key employee is an amount, as determined by LST's Board or Compensation Committee, that does not exceed 24 times the officer's average monthly compensation or 12 times the key employee's average monthly compensation. The average monthly compensation is based on the individual's salary and bonus for the 12 months prior to termination or, if higher, the 12 months prior to the change in control. The lump sum amount for each of eight officers of LST and Steel (including the five named executive officers) is 24 times his average monthly compensation, and the lump sum amount for each of five other officers and two key employees of Steel is 12 times and nine times, respectively, his average monthly compensation.

Generally, a "change in control" of Steel would occur if LST sells Steel's stock or assets or if there is a "change in control" of LST. A "change in control" of LST is defined, in general, as (i) a change in control required to be reported under Regulation 14A of the Securities Exchange Act of 1934, (ii) more than 50 percent of LST's stock becomes beneficially owned by an entity, person or group,
(iii) a majority of the Board ceases to be made up of "qualified directors" during any 24 month period, (iv) any merger, consolidation or sale of assets of LST in which LST's shareholders do not continue to own more than 50 percent of the voting stock of the surviving entity or (v) the approval by LST's shareholders of LST's liquidation or dissolution. A "qualified director" is any individual who was a director of LST at the beginning of the 24 month period or was nominated for election or was elected to the Board during that period by two-thirds of the "qualified directors" still in office.

Certain officers and employees of LST and Steel, including the named executive officers, and the directors of LST have stock options granted under the 1985 Long-Term Incentive Plan. The Plan provides that options, which ordinarily are not fully exercisable until four years after grant, will vest (become fully exercisable) if a "change in control" (as defined in the Plan) of LST occurs. LST's shareholders are voting on the approval of amendments to the Plan at the 1998 Annual Meeting that, among other things, will change the definition of "change in control" and will provide that options become fully exercisable if an optionee's employment is involuntarily terminated without "cause" or is voluntarily terminated for "good reason" within two years after a "change in control" of LST occurs. See "Amendments to 1985 Long-Term Incentive Plan" elsewhere in the Proxy Statement.

                                  OPTIONS

The following table shows the options that were granted under the 1985 Long-Term Incentive Plan in 1997 to the named executive officers. Each option has an exercise price equal to the fair market value of LST's Common Stock on the date of grant, has a ten year term and is exercisable as follows: 25 percent on and after the first anniversary of the grant, and an additional 25 percent on and after each of the next three anniversaries. The rates of stock appreciation presented in this table for the shares under options are not predictions of future stock prices.

                             OPTION GRANTS TABLE

                        Number of
                        Shares of
                      Common Stock      % of Total                                    Annual Rates of
                       Underlying    Options Granted                             Stock Price Appreciation
                         Options       to Employees     Exercise    Expiration       for Option Terms
Name                   Granted(#)         in 1997     Price($/sh)      Date        5%($)         10%($)
----                   ----------         -------     -----------      ----       ----------------------
John P. Harbin            75,000           31.25         19.06       2/17/2007    899,005      2,278,255
Rhys J. Best              50,000           20.83         19.06       2/17/2007    599,337      1,518,836
W. Byron Dunn             20,000            8.33         19.06       2/17/2007    239,735        607,534
Charles J. Keszler        15,000            6.25         19.06       2/17/2007    179,801        455,651
Robert F. Spears          15,000            6.25         19.06       2/17/2007    179,801        455,651

The following table reflects exercises of options by the named executive officers during 1997 and unexercised options held by them at the end of 1997.

                        AGGREGATED OPTION EXERCISES IN 1997
                             AND 12/31/97 OPTION VALUES

                                                  Number of Shares
                                                   of Common Stock           Value of
                                                      Underlying           In-The-Money
                        Shares                   Options at 12/31/97    Options at 12/31/97
                     Acquired on      Value          Exercisable/          Exercisable/
Name                   Exercise    Realized($)     Unexercisable(#)      Unexercisable($)
----                   --------    -----------     ----------------      ----------------
John P. Harbin          12,500       345,703        53,750/98,750      1,172,734/1,161,953
Rhys J. Best              -             -           61,250/66,250      1,398,984/  767,891
W. Byron Dunn           10,000       276,250        17,500/30,000        391,406/  369,844
Charles J. Keszler        -             -            2,500/22,500         43,281/  269,531
Robert F. Spears          -             -              -  /15,000            -  /  139,688

No options were repriced in 1997.

                        COMPENSATION COMMITTEE REPORT

LST is engaged in business as a manufacturer and supplier of oilfield and other industrial metal products through Steel, LST's principal operating company. Steel conducts business throughout the world, and its management is faced continually with many challenges. The Compensation Committee believes that successful compensation programs for executive officers and other key employees must be geared to attract and retain quality personnel by providing rewards for exemplary individual performance and must foster enhancement of shareholder value. To reach these objectives, LST's executive compensation program consists of current salary, bonus opportunity and a longer term incentive.

ANNUAL COMPENSATION

It is the Compensation Committee's practice to review and approve salaries and bonus awards for executive officers annually. The Committee receives from the chief executive officer compensation recommendations for the other executive officers of LST. The Committee may request additional information and analysis and ultimately determines in its discretion whether to approve recommended changes. These determinations, which do not include the chief executive officer's salary, are made by the Committee based on its own analysis and judgment and the recommendations of the chief executive officer.

The chief executive officer's salary, which is separately considered by the Committee, has changed only twice from 1990 to 1997 -- an annual increase of $25,000 to $375,000, effective August 1, 1995 and an annual increase of $25,000 to $400,000, effective January 1, 1997. In determining his salary, the Committee considered the businesses in which LST engages, including the highly competitive nature of the steel and oil and gas industries, the experience he brings to the position and his contributions to the performance of LST and Steel.

In 1997, the salary changes from the previous year for the other named executive officers were the following increases: $16,284 per year in Mr. Dunn's salary to $200,000 as of March 1, 1997; $35,000 per year in Mr. Dunn's salary to $235,000 as of August 1, 1997 (the date of his promotion to President and Chief Executive Officer of Steel); $25,000 per year in Mr. Keszler's salary to $125,000 as of January 1, 1997; and $10,000 per year in Mr. Spears' salary to $160,000 as of July 1, 1997.

Annual bonus awards are evaluated by the Committee after the end of each fiscal year. As discussed below, the Committee's decisions on bonuses are largely subjective and do not entail precise assigning of relative weight to any particular factor. The salary and bonus of each executive officer of LST that exceeded $100,000 during 1997, including the chief executive officer, are shown in the Summary Compensation Table included elsewhere in the Proxy Statement.

LONG TERM COMPENSATION - STOCK OPTIONS

Long term incentive compensation, rather than reflecting a single year's results, is intended to reward performance over the long term. It has been LST's practice to structure this long term incentive compensation in the form of options for its Common Stock granted under the 1985 Long-Term Incentive Plan. These options have an exercise price equal to the fair market value of the Common Stock on the date of grant and become exercisable in annual cumulative installments of 25 percent each, so that the option is not fully exercisable for four years. The options can become exercisable sooner only if a "change in control" (as defined in the Plan) of LST occurs or upon the optionee's death or "retirement" (as defined in the Plan). Unexercised options terminate six months after the optionee's "retirement", nine months after the optionee's death or three months after any other cessation of employment. LST's shareholders are voting on the approval of amendments to the Plan at the 1998 Annual Meeting that, among other things, will change the definition of "change in control" and will provide that options will vest (become fully exercisable) if an optionee's employment is involuntarily terminated without "cause" or is voluntarily terminated for "good reason" within two years after a "change in control" of LST occurs. See "Amendments to 1985 Long-Term Incentive Plan" elsewhere in the Proxy Statement.

The Committee administers the 1985 Long-Term Incentive Plan and is responsible for awarding stock options to employees under the Plan, including executive officers. Options create a strong link between executive compensation and shareholder return and enable executives to develop a meaningful ownership interest in LST. The gradual vesting of the options over a four-year period and the executive's ability to benefit from increases in Common Stock values provide the executive a continuing incentive to achieve results beneficial to the shareholders and also align the executive's long term interests with those of the shareholders.

When options are granted to executive officers, the Committee evaluates the individual's performance currently and relative to the future needs of LST and its operating units and considers the chief executive officer's recommendations. The size of awards is based in part on historical practices and the Committee's subjective evaluation, as discussed further below. The LST chief executive officer's option awards are made on a similar basis.

Options granted in 1997 to each executive officer of LST who received salary and bonus exceeding $100,000 during 1997 are shown in the Option Grants Table included elsewhere in the Proxy Statement.

                             *   *   *   *   *

To assist in making its decisions on compensation matters, the Committee members communicate with the executive officers regularly at Board meetings, receive operating information frequently throughout the year and are given the chief executive officer's recommendations regarding compensation for other executive officers.

The Committee's decisions are not based on a formulistic approach assigning relative weights of various factors or quantitative comparisons with specific competitors or competitor groups or other mathematical methods. All decisions are made with the objective of retaining and compensating those officers who have demonstrated to the satisfaction of the Committee the capacity to contribute to the financial and competitive performance of LST, thereby furthering the main objective of the compensation program -- increasing shareholder value.

The foregoing report is submitted by the Compensation Committee, the members of which are:

                          Dean P. Guerin, Chairman
                            Charles L. Blackburn
                           Frederick B. Hegi, Jr.
                             James E. McCormick
                           Thomas M. Mercer, Jr.

                              PERFORMANCE CHART

The following graph compares the yearly percentage change for the five-year period from January 1, 1993 to January 1, 1998 in the cumulative total returns on LST's Common Stock, the S&P 500 Composite Stock Index and the S&P Oil Well Equipment & Services Index. The value of each investment was equal to $100 on January 1, 1993:




                      CUMULATIVE TOTAL RETURN COMPARISON
                        FIVE-YEAR INDEX (1/1/93 = 100)



               [The graph that appears here in the paper copy presents the data set forth below in the table]



                              1993      1994      1995      1996      1997      1998
                              ----      ----      ----      ----      ----      ----
LST Common Stock            $100.00   $196.88   $178.13   $275.00   $425.00   $709.38
S&P 500 Index               $100.00   $106.91   $105.45   $141.47   $170.14   $222.89
S&P Oil Equipment Index     $100.00   $110.93   $ 98.25   $130.45   $181.56   $275.99

                            PRINCIPAL SHAREHOLDERS

The following table sets forth as of February 28, 1998, the number of shares of LST Common Stock beneficially owned by each person known by LST to own beneficially more than five percent of its outstanding Common Stock.
Percentages are based on 22,533,248 shares of Common Stock of LST which were issued and outstanding on that date. The information below and elsewhere in the Proxy Statement reporting share ownership of LST is believed to be current based upon information made available to LST prior to the date of this Proxy Statement.

Name and Address                    Amount of            Percent of Outstanding
of Beneficial Holder          Beneficial Ownership (1)        Common Stock
--------------------          ------------------------   ----------------------
Alpine Capital, L.P.              4,881,672 (2)                   21.66
201 Main Street, Suite 3100
Fort Worth, TX 76102

Putnam Investments, Inc.          1,332,800 (3)                    5.91
One Post Office Square
Boston, Massachusetts 02109

(1) Alpine Capital, L.P. reports that it has sole voting and dispositive power as to its shares. Putnam Investments, Inc. reports that it does not have sole voting or dispositive power as to any of its shares, it has shared dispositive power with respect to all of its shares and it has shared voting power as to 1,700 of its shares.

(2) A Schedule 13D, reporting that these shares were acquired for investment purposes, was filed with the Securities and Exchange Commission jointly by Alpine Capital, L.P., Robert W. Bruce, III, Algenpar, Inc., J. Taylor Crandall, Keystone, Inc., The Anne T. and Robert M. Bass Foundation, Anne
     T. Bass, and Robert M. Bass. The Foundation is reported to have sole voting and dispositive power as to an additional 100,000 shares of Common Stock, with respect to which Anne T. Bass and Robert M. Bass are reported
     to have shared voting and dispositive power.   The filing states that Mr.
     Crandall and Mr. Bruce have shared voting and dispositive power as to the Foundation's shares and, along with Algenpar, Inc., have shared voting and dispositive power as to Alpine Capital, L.P.'s shares as well, which together total 4,981,672 shares and represent approximately 22.11 percent of the outstanding Common Stock. Keystone, Inc. and Robert M. Bass are reported to have sole voting and dispositive power as to 801,500 more shares, which represent an additional 3.56 percent of the outstanding Common Stock. An amendment to that Schedule 13D dated December 12, 1997 stated: "Representatives of the Reporting Persons have had discussions with management of the Issuer regarding various possible ways of maximizing shareholder value including, without limitation, an acquisition of the Issuer by an investor group related to the Reporting Persons or a leveraged recapitalization of the Issuer with capital to be provided by such investor group. The Reporting Persons have formulated no plans or proposals regarding any of the foregoing alternatives or other alternatives that may exist. The Reporting Persons intend to have future discussions with management of the Issuer, with the Issuer's Board of Directors, with other shareholders of the Issuer and with third parties regarding shareholder value maximization."

(3) This beneficial ownership was reported on a Schedule 13G filed by Putnam Investments, Inc. with the Securities and Exchange Commission. The
     Schedule 13G states that these shares were acquired in the ordinary course of business and not for the purpose or the effect of changing or influencing the control of LST. Putnam Investments, Inc. reported in its
     Schedule 13G that these shares are beneficially owned by two of its subsidiaries, Putnam Investment Management, Inc., which is the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, Inc., which is the investment adviser to Putnam's institutional clients, and these shares include shares that are in turn beneficially owned by clients of both investment advisers.

                             AMENDMENT TO CERTIFICATE
                            OF INCORPORATION TO INCREASE
                              AUTHORIZED COMMON STOCK

The Board of Directors has approved, and recommends to the shareholders that they adopt, an amendment to the Certificate of Incorporation of LST that would increase the number of authorized shares of Common Stock from 40,000,000 shares to 80,000,000 shares. The Certificate of Incorporation also authorizes the issuance of up to 10,000,000 shares of Preferred Stock, of which no shares are issued and outstanding. The proposed amendment would not change the number of authorized shares of Preferred Stock.

The following resolution will be submitted to the shareholders for a vote at the 1998 Annual Meeting:

     RESOLVED, that the first sentence of ARTICLE FOURTH of the Certificate of Incorporation, as amended, of Lone Star Technologies, Inc. be amended in its entirety to read as follows:

     The aggregate number of shares of capital stock which the Corporation shall have the authority to issue is 90,000,000, consisting of 80,000,000 shares of common stock, with a par value of $1.00 per share ("Common Stock"), and 10,000,000 shares of preferred stock, with a par value of $1.00 per share ("Preferred Stock").

As of February 28, 1998, there were 22,533,248 shares of Common Stock issued and outstanding (excluding 528,616 treasury shares held by LST) and 1,741,650 shares were reserved in the aggregate for issuance pursuant to the 1985 Long-Term Incentive Plan. This left, as of February 28, 1998, a balance of 15,725,102 shares available and unreserved for future issuance.

The Board of Directors believes it is in the best interests of LST and its shareholders that LST have the flexibility to issue or reserve additional shares of Common Stock, in the discretion of the Board, without the expense and delay of a special shareholders' meeting. The availability of additional shares will enhance LST's ability to issue Common Stock in stock dividends, stock splits, acquisitions, public offerings, stock options, other employee benefit programs or for other corporate purposes. However, the Board of Directors currently has no plans to issue any additional shares of Common Stock other than pursuant to the 1985 Long-Term Incentive Plan.

The increase in the number of authorized shares of Common Stock is not being proposed in response to any known effort to acquire control of LST and is not part of any series of anti-takeover measures by LST. Nevertheless, the amendment may have the effect of discouraging attempts to gain control of LST since additional shares of Common Stock could be issued to increase the number of shares of Common Stock that a stockholder would need to acquire to take control of LST or to cause it to merge with another entity.

The issuance of additional shares of Common Stock may have the effect of diluting the percentage of stock ownership, voting rights and book value per share of the present shareholders. Shareholders of

LST do not have any preemptive rights to purchase additional shares of Common Stock that may be issued. No further authorization by vote of the shareholders will be solicited for the issuance of any additional shares of Common Stock proposed to be authorized, except as may be required by law or the rules of the New York Stock Exchange.

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the amendment to the Certificate of Incorporation. Abstentions and broker non-votes will have the same effect as votes cast against approval of the amendment. The Board of Directors recommends that shareholders vote FOR the approval of the amendment to the Certificate of Incorporation.

                 AMENDMENTS TO 1985 LONG-TERM INCENTIVE PLAN

CURRENT PLAN

The 1985 Long-Term Incentive Plan (the "Plan"), originally adopted in 1985, is a stock based incentive plan which authorizes the issuance of LST Common Stock and certain cash payments under awards to key salaried employees (including officers and directors who are employees) of LST and its subsidiaries for (a) stock options designed to meet the requirements of Section 422 of the Internal Revenue Code ("incentive stock options"), (b) stock options which do not meet those requirements ("non-qualified stock options"), (c) stock appreciation rights, either separately or in tandem with the award of stock options, (d) restricted stock grants, (e) performance unit grants and (f) stock in payment of incentive compensation earned under LST's bonus program. The Plan also provides for awards of stock options to non-executive directors of LST (directors of LST who are not employees of LST or of a subsidiary). There are currently five non-executive directors. Subsequent to April 9, 1995, the tenth anniversary of the inception of the Plan, incentive stock options cannot be granted pursuant to the Plan. The aggregate number of shares that may be issued under the Plan cannot exceed 2,700,000 shares of Common Stock.

As of February 28, 1998, options to purchase an aggregate of 1,088,875 shares of Common Stock were outstanding under the Plan and 652,775 shares were available for future grant. The market value of all shares of Common Stock subject to outstanding options under the Plan was $33,755,125 (based on the closing price of Common Stock on the New York Stock Exchange on February 27, 1998). The executive officers of LST held options as of February 28, 1998 covering the following number of shares of Common Stock: John P. Harbin, 152,500; Rhys J. Best, 167,500; W. Byron Dunn, 77,500; Charles J. Keszler, 40,000; and Robert F. Spears, 26,250. The non-executive directors of LST held options as of that date covering the following number of shares of Common Stock: Charles L. Blackburn, 62,500; Dean P. Guerin, 68,750; Frederick B. Hegi, Jr., 100,000; James E. McCormick, 43,750; and Thomas M. Mercer, Jr., 50,000.

The following summary briefly describes the principal features of the current Plan, before giving effect to the amendments that are being voted on by the shareholders at the Annual Meeting and are described below under "Proposed Amendments."

The Plan provides that the Board of Directors may establish a committee (the "Committee") consisting of not less than two nor more than ten members of the Board of Directors who are "outside directors" as defined under Section 162(m) of the Internal Revenue Code to administer the Plan and grant awards thereunder. Currently, the Plan is administered by the Compensation Committee, which is composed of five directors, Messrs. Blackburn, Guerin, Hegi, McCormick and Mercer.

The Committee determines those key salaried employees (including officers) of LST and its subsidiaries who are to be granted awards under the Plan and the number of shares to be optioned to such participants. The Plan has an annual limit of 100,000 on the number of shares with respect to which options and stock appreciation rights can be granted to any individual. Non-executive directors of LST participate in the Plan, but only with respect to the award of stock options.

Following the Annual Meeting in 1993 and following each Annual Meeting every second year after that, each non-executive director then in office automatically receives a stock option for 25,000 shares of Common Stock of LST under the terms of the Plan (subject to an overall limitation of 750,000 shares that may be issued for such options) with an exercise price at the fair market value of the Common Stock on the date the options are granted. See "Proposed Amendments" for a description of the amendments to the Plan that will change the future grants of options to non-executive directors in two respects: each grant will be reduced from 25,000 shares to 12,500 shares and those grants will be made every year, instead of every other year, beginning with the 1998 Annual Meeting.

The per share price at which shares of Common Stock may be purchased under an employee's option is determined by the Committee at the time such option is granted and may not be less than the per share fair market value of the Common Stock on the date of grant.

No option is exercisable until at least one year from the date of grant. The Committee may at the time of granting any option to an employee add additional restrictions as it may deem advisable as to the time such option or any part thereof may become exercisable. All options that have been granted to employees under the Plan to date have, and all options granted to non-executive directors since 1993 are required by the Plan to have, an exercise price equal to the fair market value of the Common Stock on the date of grant and a four-year vesting schedule consisting of cumulative installments of 25 percent each on and after each anniversary date following the date of grant.

The right to exercise any option terminates on the earliest of the following dates:

     (1)  Ten years after the date the option is granted;

     (2) Three months after the date the optionee shall cease to be a director of LST or an employee of LST or a subsidiary of LST, unless such cessation of directorship or employment is by reason of the optionee's "retirement" or death or unless death occurs within such three months;

     (3) Six months after the date of the optionee's "retirement", unless the optionee dies during that six-month period; or

     (4)  Nine months after the date of the optionee's death.

Options will vest (become fully exercisable) upon the "retirement" of the holder of the options. "Retirement" is defined as retirement from employment with LST or a subsidiary or cessation of service as a director of LST (i) at or after age 55 but prior to age 65 and with the approval of the Committee or
(ii) at or after age 65. In determining whether to approve the "retirement" of an optionee prior to age 65, the Committee may consider any information provided by the optionee, including whether the optionee intends to work for a competitor of LST and its subsidiaries. The option holder will have six months after "retirement" (but not beyond the option's original term) to exercise his or her options. If the optionee's employment or directorship ceases for any reason other than the optionee's "retirement" or death, his or her option will not vest, and the optionee will have three months after the date his or her employment ceases (but not beyond the option's original term) to exercise the option to the extent it was exercisable on the date of such cessation. If the optionee dies (i) while employed by LST or a subsidiary,
(ii) while a director, (iii) within three months after cessation of such employment or directorship for any reason other than "retirement" or death or
(iv) within six months after "retirement", the option he or she holds will vest, and the option may be exercised within nine months after the optionee's death by the optionee's estate or heirs (but not beyond the option's original term). See "Proposed Amendments" for a description of the amendments to the Plan that, among other things, will change the provisions regarding the vesting and termination of options upon the termination of the optionee's employment after a "change in control" of LST.

Absence on approved leave is not considered a cessation of employment.

The Plan provides for the continuation of an option held by an employee if he or she becomes a non-executive director and for the continuation of an option held by a non-executive director if he or she becomes an employee.

All options will vest (become fully exercisable) if a "change in control" (as defined in the Plan) of LST occurs. See "Proposed Amendments" for a description of the amendments to the Plan that, among other things, will change the definition of "change in control" and will provide that options become fully exercisable if an optionee's employment is involuntarily terminated without "cause" or is voluntarily terminated for "good reason" within two years after a "change in control" of LST occurs.

The Committee may in its discretion grant to employees rights entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant to the date of exercise, or, in the case of rights granted in tandem with or by reference to an option granted prior to the grant of such rights, from the date of grant of such related option to the date of exercise. The Committee may at the time of granting any stock appreciation right add certain additional conditions and limitations to that right.

Stock appreciation rights may be granted in tandem with or by reference to a related option (in which event the grantee may elect to exercise either the option or the appreciation rights, but not both, as to any of the same shares subject to the option and the rights) or appreciation rights may be granted independently of any option. Appreciation rights granted in tandem with or by reference to a related option are exercisable only to the extent that the related option is exercisable and the fair market value of the Common Stock exceeds the per share option price of such option.

Upon exercise of a stock appreciation right, the grantee is paid the excess of the then fair market value of the number of shares of Common Stock to which the appreciation right relates over the fair market value of such number of shares at the date of grant of the appreciation right or of the related option, as the case may be. Such excess will be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or in any combination thereof.

Termination of the right to exercise any stock appreciation right is the same as described above with respect to options.

The Committee may in its discretion award to any employee shares of Common Stock. Such awards may be contingent on the participant's continuing employment for a period to be specified in the award, which may not be less than one nor more than ten years from the date of award, and/or on any other contingencies, additional terms and conditions as the Committee in its sole discretion may deem appropriate.

The Committee may in its discretion grant to any employee awards consisting of performance units which have a monetary value which may or may not be equivalent to shares of Common Stock. The vesting of performance units are, and their value may be, contingent on the achievement over a period of not less than two nor more than ten years of such individual, corporate, division, subsidiary, group or other objectives as are established by the Committee.

To date, LST has only utilized the Plan to grant stock options.

The Plan will terminate on April 9, 2005. Awards then outstanding will not be affected by such termination.

LST's Board of Directors may amend, supplement or suspend the Plan, but it cannot (a) impair any awards already made or (b) without the approval of the shareholders, (i) increase the number of shares of Common Stock which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to participants or non-executive directors under the Plan or (iv) provide for the grant of options to purchase Common Stock at less than the fair market value per share thereof on the date of grant. The provisions of the Plan which govern non-executive directors' options cannot be amended more than once every six months, other than to comport with changes in the Internal Revenue Code and the Employee Retirement Income Security Act of 1974.

For federal income tax purposes, the recipient of a non-qualified stock option under the Plan will not realize income upon the grant of the option but will realize ordinary income on the date the option is exercised in the amount of the difference between the fair market value of the stock on the exercise date and the exercise price. Subject to Section 162(m) of the Internal Revenue Code, the amount of ordinary income realized by the optionee upon exercise of the option will be deductible in computing the taxable income of LST. The option holder will have a basis in the stock acquired equal to the fair market value of the stock at the date of exercise. Any gain or loss realized upon the subsequent sale of stock acquired on the exercise of the option will be a short-term or long-term capital gain or loss depending on the optionee's holding period. The vesting of options may be accelerated pursuant to the terms of the Plan. That acceleration may be determined to be, in whole or in part, a "parachute payment" as defined by the Internal Revenue Code if it arises in connection with a change in control of LST, and, in that event, option holders will be subject to a special excise tax of 20 percent on the "excess parachute payment" as defined by the Code. In addition, LST will not be allowed a deduction for any "excess parachute payment". This brief description of the federal income tax treatment of non-qualified stock options applies to the current Plan and the Plan as amended by the proposed amendments described below. This summary does not purport to be complete and reference is made to the applicable provisions of the Code.

PROPOSED AMENDMENTS

On February 19, 1998, the Board of Directors adopted, subject to shareholder approval at this Annual Meeting, amendments to the Plan that change the definition of "change in control", provide that options and other awards will fully vest upon the occurrence of certain events and change the grants of options to non-executive directors in two respects.

The current Plan defines "change in control" as the acquisition of shares of LST that results in an entity, person or group owning beneficially 50 percent or more of the outstanding voting stock of LST or the acquisition of substantially all of the assets of LST by an entity, person or group.

The Board of Directors believes that the current definition is too limited in scope and may not cover some corporate transactions, such as a proxy contest or a merger, that would change control of LST.

The proposed amendments to the Plan would define a "change in control" of LST, in general, as (i) a change in control required to be reported under Regulation 14A of the Securities Exchange Act of 1934, (ii) more than 50 percent of LST's stock becomes beneficially owned by an entity, person or group, (iii) a majority of the Board ceases to be made up of "qualified directors" during any 24 month period, (iv) any merger, consolidation or sale of assets of LST in which LST's shareholders do not continue to own more than 50 percent of the voting stock of the surviving entity or (v) the approval by LST's shareholders of LST's liquidation or dissolution. A "qualified director" is any individual who was a director of LST at the beginning of the 24 month period or was nominated for election or was elected to the Board during that period by two-thirds of the "qualified directors" still in office.

The current Plan provides that all outstanding options will become fully exercisable upon the occurrence of a "change in control" as defined in the current Plan. The Board of Directors believes that the current provision is too broad and should be tailored to define those particular situations where a Plan participant's interests need protection. It would be preferable, in the Board's opinion, to accelerate the vesting of options and any other awards under the Plan only if the participant's employment or directorship is terminated after a "change in control", the participant's employer is no longer a subsidiary of LST or there is a "change in control" of LST in which LST's shareholders would not receive any voting common stock of LST's successor.

Therefore, the amendments provide that (1) a participant's options and other awards will fully vest if his or her employment is involuntarily terminated without "cause" or is voluntarily terminated for "good reason" within two years after a "change in control" of LST occurs, (2) a non-executive director's options will fully vest if he or she is removed or not reelected as a director of LST without "cause" within two years after a "change in control" of LST occurs, (3) the vesting of a participant's options and other awards will accelerate under the Plan if his or her employer ceases to be a subsidiary of LST, (4) a participant or non-executive director referred to in
(1), (2) or (3) will have six months after termination of his or her employment or directorship or the change in control of a subsidiary (but not beyond the original term of the option) to exercise his or her options and
(5) all outstanding options and awards under the Plan will vest if (i) LST's shareholders vote on a merger or other transaction in which they would not receive any voting common stock of LST's successor or (ii) a "change in control" of LST occurs and it is the first step in an attempt to acquire all of the stock or assets of LST and the contemplated second step is a merger or other transaction described in (i).

 "Cause" for termination of a participant's employment means his or her illegal conduct or gross misconduct that in either case is willful and results in material damage to the employer's business or reputation or his or her willful failure or refusal to perform his or her duties or obligations to the employer or to comply in all material respects with the lawful directives of the employer's Chief Executive Officer or Board of Directors, provided that the employee has received written notice from the employer stating the nature of such failure or refusal and has reasonable opportunity to correct the stated deficiency.

"Cause" for termination of a non-executive's directorship means his or her illegal conduct or gross misconduct that in either case is willful and results in material damage to LST's business or reputation or his or her willful failure or refusal to perform his or her duties or obligations to LST.

"Good Reason" with respect to the voluntary termination of a participant's employment means the occurrence, after a "change in control", of (i) any adverse change in his or her status, position, authority or responsibilities,
(ii) a reduction of his or her compensation, or (iii) any material change in his or her employment location.

The "change in control" amendments, if approved by the shareholders at this Annual Meeting, will apply to all grants and awards under the Plan on and after February 19, 1998 (the date of the amendments' adoption by the Board of Directors) and will also apply to options granted prior to that date if the optionee elects to have those amendments apply to his or her options and notifies LST of that election by July 31, 1998.

The amendments are not being proposed in response to any known effort to acquire control of LST and are not part of any series of anti-takeover measures by LST. The amendments are not believed to have the effect of discouraging attempts to gain control of LST.

The Board of Directors also adopted amendments to the Plan which, if approved by the shareholders at this Annual Meeting, will change the future grants of options to non-executive directors in two respects: each grant will be reduced from 25,000 shares to 12,500 shares and those grants will be made every year, instead of every other year, beginning with the 1998 Annual Meeting.

These amendments to the Plan will be approved at the Annual Meeting if the holders of a majority of shares of Common Stock present in person or by proxy and entitled to vote at the meeting vote in favor of the amendments. The Board of Directors recommends that shareholders vote FOR the approval of the amendments.

                                OTHER MATTERS

The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting to which this Proxy Statement is appended. It is not anticipated that matters other than the election of Directors, the approval of the amendment to the Certificate of Incorporation and the approval of the amendments to the Plan as described in the Notice and this Proxy Statement will be brought before the meeting for action. If any other matters do properly come before the meeting, it is intended that votes thereon will be cast for all shares represented by unrevoked proxies solicited hereby which are received prior to the voting thereon in accordance with the best judgment of any of the persons authorized to vote as proxies.

                                 ACCOUNTANTS

On the recommendation of its Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent public accountants of LST and its subsidiaries for the fiscal year ending December 31, 1998. Arthur Andersen LLP served as independent public accountants for LST for the preceding year. A representative of Arthur Andersen LLP will attend the Annual Meeting, will have an opportunity to make a statement on behalf of Arthur Andersen LLP, and will be available to respond to appropriate questions.

                    COST AND METHOD OF PROXY SOLICITATION

The cost of this proxy solicitation will be paid by LST. In addition, LST will reimburse brokers and other custodians, nominees, and fiduciaries for their expenses in sending proxies and proxy materials to their principals. Officers and other regular employees of LST and, if necessary, its subsidiaries may request by telephone, telegram, or in person the return of proxies. Those officers and other regular employees of LST or subsidiaries will not receive additional compensation in connection with any solicitation of proxies.

                         ANNUAL REPORT AND FORM 10-K

The Annual Report to Shareholders of LST for the year ended December 31, 1997, including the Annual Report on Form 10-K for the same period (without exhibits), has been mailed to shareholders of record as of March 25, 1998. A COPY OF THE ANNUAL REPORT ON FORM 10-K HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND WILL BE FURNISHED (WITHOUT EXHIBITS) WITHOUT CHARGE TO SHAREHOLDERS UPON WRITTEN REQUEST TO LONE STAR TECHNOLOGIES, INC., P. O. BOX 803546, DALLAS, TEXAS 75380-3546, ATTN: CHARLES J. KESZLER, CORPORATE RELATIONS.


                SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

Shareholder proposals for consideration at the 1999 Annual Meeting of Shareholders must be received no later than December 7, 1998, at LST's principal executive office, 5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240, directed to the attention of the Secretary.

                 APPENDIX TO, NOT PART OF, THE PROXY STATEMENT

          LONE STAR TECHNOLOGIES, INC. 1985 LONG-TERM INCENTIVE PLAN (AS AMENDED BY THE BOARD OF DIRECTORS THROUGH FEBRUARY 19, 1998)

SECTION 1. PURPOSE. The purpose of the Lone Star Technologies, Inc. 1985 Long-Term Incentive Plan ("Plan") is to attract and retain able and experienced directors for Lone Star Technologies, Inc. ("Company") from outside the ranks of the employees of the Company and its subsidiaries and to attract and retain key salaried employees for the Company and its subsidiaries, to provide an incentive for such directors and employees to exert maximum efforts for the Company's success and to reward such efforts by enabling the directors and employees to participate in such success through the ownership and performance of shares of the Company's Common Stock
("Common Stock") and, in the case of employees, also through monetary rewards.

SECTION 2. ADMINISTRATION. The Board of Directors of the Company ("Board of Directors") may establish a Committee ("Committee") consisting of not less than two nor more than ten members of the Board of Directors who are non-executive directors (a person who is a director of the Company but not an employee of the Company or any of its subsidiaries, is a "non-executive director" as that term is used under the Plan), notwithstanding that non-executive directors are eligible to participate under the Plan or have received options, to administer the Plan and to award under the Plan to key salaried employees of the Company and its subsidiaries options (along with options granted to non-executive directors under the Plan, "Options"), stock appreciation rights, restricted stock grants, and performance units grants (together with Options granted to non-executive directors under the Plan, collectively referred to herein as "awards", and individually as "award"). Each member of the Committee shall be an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended. The members of the Committee shall be appointed from time to time by and serve at the pleasure of the Board of Directors. The Committee shall have the power where consistent with the general purpose and intent of the Plan to adopt rules and regulations and prescribe forms for use in connection with the Plan. The Committee shall have the authority to interpret the Plan, and determine all questions arising under the Plan and any agreement made pursuant to the Plan. Any interpretation, decision, or determination made by the Committee shall be conclusive. A majority of the Committee shall constitute a quorum and an act of the majority of the members present at any meeting at which a quorum is present shall be the act of the Committee. Any decision reduced to writing and signed by a majority of the members of the Committee shall be fully as effective as if it had been made by a majority vote at a duly held meeting. In the absence of a Committee, all authority of the Committee under the Plan shall be vested in and exercisable by the Board of Directors. Notwithstanding the foregoing, the Committee shall have no power or authority under this section of the Plan to alter or modify any explicit provisions in the Plan.

SECTION 3. SHARES SUBJECT TO THE PLAN. The aggregate number of shares of stock which may be issued under the Plan shall not exceed two million seven hundred thousand (2,700,000) shares of Common Stock. Either authorized and unissued shares or treasury shares may be delivered pursuant to the Plan. If any Option or restricted stock grant lapses, is canceled, is forfeited or is otherwise terminated, as to any shares, such shares shall again become available under the Plan. If, however, any Option or portion thereof is surrendered in exchange for shares issued pursuant to the exercise of a stock appreciation right or in exchange for the retention of restricted stock granted in tandem with an Option, any excess of the number of shares covered by the Option or portion thereof so surrendered over the number of shares so issued or retained in exchange shall not again be made available under the Plan.

SECTION 4. PARTICIPATION IN THE PLAN. The Committee shall determine from time to time those key salaried employees (including officers and directors who are employees) of the Company and its subsidiaries who are to be granted awards hereunder (such individuals are referred to herein as "participants"). In making its determination, the Committee may consider such factors as in its discretion it considers appropriate. Participants may be granted more than one award. Participation in the Plan by a participant or a non-executive director shall not confer upon any participant or upon any non-executive director any right with respect to continuation of such participant's employment by the Company or a subsidiary, or seat on the Board of Directors, as the case may be, nor interfere with the right of the Company or such subsidiary to terminate at any time employment of any participant.
An award shall not confer any rights as a stockholder upon the holder thereof, except only as to shares actually issued pursuant to the Plan.

SECTION 5. OPTIONS. The Committee shall determine from time to time those participants who are to be granted Options and the number of shares to be optioned to such participants. The aggregate number of shares with respect to which Options and stock appreciation rights can be granted under Sections 5 and 9 of the Plan to any one individual during any calendar year shall not exceed 100,000, subject to adjustment pursuant to Section 14 hereof. Any Option to participants may, in the discretion of the Committee and subject to the limitation of this Section 5, be either an incentive stock Option or non-qualified stock Option. An "incentive stock Option" shall mean a stock Option meeting the requirements for an incentive stock Option under the provisions of Section 422 (or any provision substituted therefor) of the Internal Revenue Code of 1986, as amended (the "Code"), at the time of grant of such Option, and notwithstanding any other provision of the Plan, an Option intended to be an incentive stock Option must be granted by the tenth anniversary date of the approval of the Plan by Northwest Industries, Inc. and shall be subject to such additional or more restrictive terms and conditions as the Committee shall determine may be necessary to meet such requirements or deem reasonable and consistent with the purposes of incentive stock Options. The fair market value of the shares of Common Stock for which a participant is granted an incentive stock Option under the Plan prior to January 1, 1987 (determined on the date such Option is granted) shall not exceed in any calendar year the excess of (i) the sum of (a) $100,000 and (b) the unused limit carryover of such participant to such calendar year over (ii) the fair market value of all other shares for which the participant was granted incentive stock Options in such calendar year (such fair market value to be determined as of the date each such Option was granted) under all plans of the Company or any parent or subsidiary of the Company. For purposes of this Section 5 the unused limit carryover of a participant to any calendar year shall be the carryover determined under the following sentence reduced by the amount of such carryover which was used in prior calendar years, and for this purpose Options granted to the participant in any calendar year shall be treated as first reducing the $100,000 limitation and then as reducing the unused limit carryovers to such year in the order of the calendar years in which the carryover arose. The carryover shall be an amount determined for each calendar year after 1980 equal to one-half of the excess of (x) $100,000 over
(y) the aggregate fair market value (determined as of the time the Option is granted) of the shares for which the optionee was granted incentive stock Options in such calendar year under all plans of the Company and any parent or subsidiary corporation of the Company, and such carryover shall be a carryover to each of the three succeeding calendar years. A "non-qualified stock Option" shall mean a stock Option which is not an incentive stock Option. The Options awarded to non-executive directors of the Company must be non-qualified stock Options.

SECTION 6. OPTION PRICE. The per share price at which shares of Common Stock may be purchased by a participant under an Option shall be determined by the Committee at the time such Option is granted. The price at which shares of Common Stock may be purchased under an Option granted to a participant shall not be less than, and in the case of an Option granted to a non-executive director shall be equal to, the per share fair market value of the Common Stock on the date of grant of such Option. The fair market value shall mean the average of the high and low prices per share of the Common Stock on the principal United States securities exchange on which the Common Stock is listed or, if not so listed, on the National Association of Securities Dealers Automated Quotations System or any successor system then in use, on the date of grant or, if there are no sales on such date, on the next succeeding day on which there are sales. No shares shall be issued upon exercise of an Option until the Company receives full payment therefor together with (a) payment in cash equal to the amount of any state and federal taxes required to be withheld at the time of such issuance or (b) if no such taxes are required to be withheld at the time of such issuance, an agreement by the party exercising the Option to pay to the Company the amount of state or federal taxes thereafter required to be withheld in respect of such issuance. Payment of the Option price shall be (i) in cash, (ii) in the discretion of the Committee by the transfer and delivery to the Company of shares of Common Stock having a fair market value on the date of exercise of such

Option at least equal to the Option price or (iii) in the discretion of the Committee, any combination of (i) and (ii).

SECTION 7. EXERCISE OF OPTIONS. No Option shall be exercisable until at least one year from the date of grant of such Option, and the Committee may at the time of granting any Option to a participant add such additional restrictions as it shall deem advisable as to the time within which such Option or any part thereof may become exercisable. The right of a participant or a non-executive director to exercise in whole or in part any Option shall not be affected by any outstanding stock Option previously granted to that person, except that each incentive stock Option granted to a participant under the Plan prior to January 1, 1987 (for the purposes of this Section 7 hereinafter referred to as the "new incentive Option") shall not be exercisable while there is outstanding any new incentive Option which was granted to such participant before the granting of such later new incentive Option, to purchase stock in the Company (or any parent or subsidiary of the Company or a predecessor of any such companies). For purposes of the preceding sentence, an incentive stock Option shall be considered to be outstanding until it (i) is exercised in full, (ii) expires by reason of the exercise of a stock appreciation right associated with such incentive stock Option, or (iii) lapses, whichever occurs first. In order to exercise an Option, a participant or non-executive director shall give written notice to the Secretary of the Company at the Company's main office in Dallas, Texas.

SECTION 8. NON-EXECUTIVE DIRECTORS STOCK OPTIONS. Non-executive directors shall not be eligible to participate in the Plan beyond the granting of Options; further, not more than 750,000 shares of Common Stock may be issued under Options awarded to non-executive directors. Only shares of Common Stock issued upon exercise of Options which, when granted, were granted to individuals who were at the time non-executive directors shall be deemed "issued under Options awarded to non-executive directors". Shares issued to non-executive directors under Options granted when they were participants shall not count towards the 750,000 share limitation provided in this Section. Outstanding Options in effect immediately prior to the Company's annual shareholders meeting in 1993 to non-executive directors shall remain in effect according to their terms and as the same may be amended as contemplated under Section 18 hereof. Beginning with the year 1993, and continuing with the years 1995 and 1997, and ending with the year 1997, on the first business day after the Company's annual shareholders meeting each such year, each non-executive director in office at such time shall receive automatically, by virtue of this Plan, the award and grant of an Option for 25,000 shares of Common Stock. Beginning with the year 1998, and every year thereafter, on the first business day after the Company's annual shareholders meeting each such year, each non-executive director in office at such time shall receive automatically, by virtue of this Plan, the award and grant of an Option for 12,500 shares of Common Stock. All Options awarded to non-executive directors shall be non-qualified stock Options, and each such

Option granted pursuant to the terms of the two foregoing sentences shall become exercisable for up to 25% of the total number of shares of Common Stock into which the Option may be exercised on and after the first anniversary of the date of the award, for up to 25% more (i.e. in total 50%) of those total shares on and after the second anniversary, for up to 25% more (i.e. in total 75%) of those total shares on and after the third anniversary and for up to 100% of those total shares (i.e. all the shares into which the Option may be exercised) on and after the fourth anniversary of the date of the Option award (each such Option to the extent exercisable may be exercised in full or in part at any time for the shares under the Option), at all times subject to the terms of Section 10 regarding the continued right to exercise under certain circumstances.

SECTION 9. STOCK APPRECIATION RIGHTS. The Committee may in its discretion grant to any participant or participants rights entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of shares of Common Stock from the date of grant to the date of exercise, or, in the case of rights granted in tandem with or by reference to an Option granted prior to the grant of such rights, from the date of grant of such related Option to the date of exercise. Stock appreciation rights may be granted in tandem with or by reference to a related Option, in which event the grantee may elect to exercise either the Option or the rights, but not both, as to any of the same shares subject to the Option and the rights, or the rights may be granted independently of any Option. Rights granted in tandem with or by reference to a related Option shall be exercisable to the extent, and only the extent, that the related Option is exercisable and the then fair market value of the Common Stock exceeds the per share Option price of such Option. Rights granted independently of an Option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. No stock appreciation right shall be exercisable prior to the expiration of one year following the date the right is granted. The Committee may at the time of granting any stock appreciation right add such additional conditions and limitations to such stock appreciation right as it shall deem advisable, including, but not limited to, the time within and extent to which such stock appreciation right shall be exercisable and the maximum amount of appreciation to be recognized with regard to such stock appreciation right. Upon exercise of a stock appreciation right, the grantee shall be paid the excess of the then fair market value of the number of shares of Common Stock to which the right relates over the fair market value of such number of shares at the date of grant of the right or of the related Option, as the case may be. Such excess shall be paid in cash or in shares of Common Stock having a fair market value equal to such excess, or in any such combination thereof, as may be provided in the grant of such right (which may permit the grantee to elect between cash and Common Stock or to elect a combination thereof), or, if no such provision is made in the grant, as the Committee shall determine upon exercise of the right. If the participant will receive Common Stock upon the exercise of a stock appreciation right, then the Company shall be entitled to settle its obligation, arising out of the exercise of a stock appreciation right, to deliver any fractional shares in any manner the Committee, in its discretion, shall deem appropriate, including but not limited to, (a) the payment of cash in lieu of such fractional share or (b) by rounding the number of shares to be delivered up to the next full share and requiring a cash payment by the participant for such additional fractional share. In order to exercise any stock appreciation right, a participant shall give written notice to the Secretary of the Company at the Company's main office in Dallas, Texas.

SECTION 10. TERMINATION OF OPTIONS AND STOCK APPRECIATION RIGHTS, AND CHANGE OF STATUS.

(a) A participant's right to exercise any Option or stock appreciation right and right of a non-executive director to exercise any Option (Options and stock appreciation rights collectively referred to in subparts (a) through
(d) only of this section as "Option") shall terminate on the earliest of the following dates:

     (1)  Ten years after the date the Option is granted.

     (2) Three months after the date the participant shall cease to be employed by the Company or a subsidiary, or, if a non-executive director, the non-executive director shall cease to be a director of the Company, unless such cessation of employment or as a director is by reason of the participant's or non-executive director's Retirement or death or unless death occurs within such three months. "Retirement" means retirement from employment with the Company or a subsidiary or cessation of service as a director of the Company (i) at or after age 55 but prior to age 65 and with the approval of the Committee or (ii) at or after age 65. Any participant who retires from employment at or after age 55 but prior to age 65 shall inform the Committee in writing as to whether such participant intends to be employed by, or otherwise provide services to, any competitor of the Company or a subsidiary and shall provide the Committee with any other information that it may reasonably request. The Committee may consider the information provided by the participant and any other available information in determining whether to approve the participant's retirement. The determination of the Committee as to an individual's Retirement prior to age 65 shall be conclusive on all parties.

     (3) Six months after the date of a participant's or non-executive director's Retirement, unless the participant or non-executive director dies during that six-month period.

     (4) Nine months after the date of a participant's or non-executive director's death.

(b) If a participant's employment by the Company or a subsidiary or directorship, in the case of a non-executive director, ceases for any reason other than Retirement or death without the participant or non-executive director having fully exercised the Option, the participant or non-executive director shall be entitled within three months (or any later period applicable under paragraph (c)) following the date of such cessation (but not more than ten years from the date such Option was granted) to exercise the Option to the full extent such Option was exercisable on the date of such cessation. In the case of a participant's or non-executive director's Retirement without the participant or non-executive director having fully exercised the Option, the Option shall become fully exercisable for up to 100% of the unexercised shares under the Option, and the participant or non-executive director shall be entitled within six months (or any later period applicable under paragraph (c)) following the date of Retirement (but not more than ten years from the date such Option was granted) to exercise the Option to the full extent such Option is exercisable.

(c) If a participant or non-executive director dies while employed by the Company or a subsidiary, or while a director in the case of a non-executive director, or within three months after cessation of such employment or directorship or within six months after Retirement, without having fully exercised his Option, such Option shall become fully exercisable for up to 100% of the unexercised shares under the Option, and the Option may be exercised within nine months following such participant's or non-executive director's death (but not more than ten years from the date such Option was granted) by participant's or non-executive director's estate or by a person who acquired the right to exercise such Option by will or the laws of descent, to the full extent such Option is exercisable.

(d) Absence of an employee on approved leave shall not be considered a cessation of employment.

(e) Whenever, and each time that, a person ceases to be either an employee of the Company or a subsidiary or a non-executive director of the Company, so long as such person immediately changes status and becomes, without any interruption in service, an employee of the Company or a subsidiary or a non-executive director of the Company, as the case may be, so that the person's service remains continuous and only the capacity as an employee or non-executive director in which it is rendered changes, any Option theretofore granted to such person, as to which the right of exercise has not expired by the passage of time, shall remain in effect according to the terms of the Plan and any agreement covering the Option, except that the Option, notwithstanding any other terms in the Plan or in any Option agreement (other than provisions of any incentive stock Options referred to at the end of this sentence), shall be governed as to the termination of the right of exercise, after such a change in status has occurred, under subparts (a) through (d) of this section in accordance with the person's then, and when such person's continuous service finally does end, the most recent status of such person as an employee or non-executive director, as the case may be, subject to provisions in the agreement relating to any Option which is an incentive stock Option limiting the ability to exercise the Option as an incentive stock Option in such circumstances.

SECTION 11. RESTRICTED STOCK GRANTS. The Committee may in its discretion grant to any participant or participants shares of Common Stock. Such grants may be contingent on the grantee's continuing employment with the Company or its subsidiaries for a period to be specified in the award, which shall not be less than one or more than ten years from the date of award, and/or any such other contingencies, additional terms and conditions as the Committee in its sole discretion deems appropriate, including, but not by way of limitation, restrictions on the sale or other disposition of such shares during the restriction period. The Committee may in its sole discretion at the time of the award or at any time thereafter provide for the early vesting of such award in the event of termination of employment by retirement, death, incapacity, or otherwise prior to the end of the restriction period. The holder of a restricted stock award shall have the right to vote the restricted shares and to receive dividends thereon, unless and until such shares are forfeited.

SECTION 12. PERFORMANCE UNITS GRANTS. The Committee may in its discretion grant to any participant or participants awards consisting of units which have a monetary value which may or may not be equivalent to shares of Common Stock. The vesting of units shall be, and their value may be, contingent on the achievement over a period of not less than two (2) or more than ten (10) years of such individual, corporate, division, subsidiary, group or other objectives as shall be established by the Committee. Such objectives shall be established by the Committee prior to the beginning of the performance period, but may be revised by the Committee from time to time during the performance period, to take into account significant unforeseen events or changes in circumstances. Except as may otherwise be determined by the Committee at the time of the award or at any time thereafter, a performance award shall terminate if the holder of the award does not remain continuously in the employ of the Company and its subsidiaries at all times during the applicable performance period. Following the end of the performance period, the holder of a performance award shall be entitled to receive payment of an amount, not exceeding the maximum value of the performance award established by the Committee, based on the level of achievement of the objectives for the performance period as determined by the Committee. Payment may be made in cash, shares of Common Stock, or a combination thereof, as determined by the Committee. Any payment to be made in Common Stock shall be based on the fair market value of such stock on the payment date. Incentive compensation awards earned under the Corporate Improvement Incentive Program of the Company as adopted on October 9, 1990, may be paid in whole or in part in Common Stock authorized under this Plan in accordance with the provisions of the two prior sentences.

SECTION 13. TRANSFERABILITY. Awards hereunder are not transferable except by will or the laws of descent. Options and stock appreciation rights may be exercised during the lifetime of the participant or non-executive director only by the participant or non-executive director and after the death of such person, only as provided in Section 10.

SECTION 14. EFFECT OF CERTAIN TRANSACTIONS. If a record date for a stock split, stock dividend, reverse stock split, combination of stock, recapitalization, reclassification, or similar event occurs with respect to Common Stock, or if any other change occurs in the number or kind of shares of Common Stock which in the opinion of the Board of Directors requires such an adjustment, the Board of Directors shall adjust in an equitable manner the terms of each then outstanding award hereunder and the maximum number of shares as to which awards may be granted under the Plan. If the Company is merged with or into or consolidated with one or more corporations, each then outstanding award shall be equitably adjusted by the Board of Directors and assumed by the surviving corporation.

SECTION 15.  CHANGE IN CONTROL.

Notwithstanding any other provision in this Plan:

(a)(i) If a participant's employment by the Company or a subsidiary is involuntarily terminated without Cause or is voluntarily terminated with Good Reason within two years after the occurrence of a Change in Control of the Company, or (ii) if a participant's employer ceases to be a subsidiary of the Company and that participant does not immediately thereafter become an employee of the Company or another subsidiary:

     (A) each Option (including any stock appreciation rights) held by that participant shall become fully exercisable for up to 100% of the unexercised shares under the Option and that participant shall be entitled within six months (or any later period applicable under paragraph (c) of Section 10) following the date of the termination of his employment or the date on which his employer ceases to be a subsidiary (but not more than ten years from the date the Option was granted) to exercise the Option to the full extent the Option is exercisable;

     (B) the restrictions applicable to any restricted stock awarded to that participant shall lapse and such restricted stock shall become fully vested and transferable to the full extent of the original grant; and

     (C) any performance units awarded to that participant shall be considered to be earned and payable in full.

(b) If a non-executive director of the Company is removed from the Board of Directors of the Company without Cause or he ceases to be a director of the Company as a result of a failure to be reelected or to be nominated for reelection without Cause, in either event within two years after a Change in Control of the Company, each Option held by that non-executive director shall become fully exercisable for up to 100% of the unexercised shares under the Option and that non-executive director shall be entitled within six months (or any later period applicable under paragraph (c) of Section 10) following the date of the termination of his directorship (but not more than ten years from the date the Option was granted) to exercise the Option to the full extent the Option is exercisable.

(c) (i) On the record date for the determination of shareholders of the Company to vote on a merger, consolidation, sale of assets or other transaction in which the Company's shareholders would not receive any voting common stock of the proposed successor to the Company or (ii) upon the occurrence of a Change in Control that is the first step in an attempt to acquire all of the stock or assets of the Company and the contemplated second step is a transaction described in clause (i):

     (A) each outstanding Option shall become fully exercisable for up to 100% of the unexercised shares under the Option;

     (B) the restrictions applicable to each outstanding share of restricted stock shall lapse and such restricted stock shall become fully vested and transferable to the full extent of the original grant; and

     (C) each outstanding performance unit shall be considered to be earned and payable in full.

(d) "Cause" for termination of a participant's employment means his illegal conduct or gross misconduct that in either case is willful and results in material damage to his employer's business or reputation or his willful failure or refusal to perform his duties or obligations to his employer or to comply in all material respects with the lawful directives of his employer's Chief Executive Officer or Board of Directors, provided that the participant has received written notice from his employer stating the nature of such failure or refusal and has reasonable opportunity to correct the stated deficiency.

(e) "Cause" for termination of a non-executive director's directorship means his illegal conduct or gross misconduct that in either case is willful and results in material damage to the Company's business or reputation or his willful failure or refusal to perform his duties or obligations to the Company.

(f) "Change in Control" means with respect to the Company any of the following:

     (i) any event affecting the Company that would be required to be reported by a reporting company as a change in control pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (ii) any "person" (as that term is used in Section 13(d) of the Exchange
     Act) becomes the "beneficial owner" (as defined by Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding securities;

     (iii) at any time during any twenty-four month period, the individuals who were serving on the Board of Directors of the Company at the beginning of that period or who were nominated for election or were elected to that Board during that period by a vote of at least two-thirds of such individuals still in office shall cease to constitute a majority of that Board;

     (iv) any merger or consolidation of the Company with any other corporation or any sale of all or substantially all of the assets of the Company, other than a merger, consolidation or sale that results in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity or any parent thereof outstanding immediately thereafter; or

     (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

(g) "Good Reason" with respect to the voluntary termination of a participant's employment means the occurrence, after a Change in Control, of
(i) any adverse change in his status, position, authority or responsibilities, (ii) a reduction in his compensation, or (iii) any material change in his employment location.

(h) This Section 15, as amended, shall apply to all Options, stock appreciation rights, restricted stock and performance units awarded on or after February 19, 1998 and shall also apply to each Option granted prior to that date if the optionee elects to have this Section 15, as amended, apply to his Options and gives written notice of that election to the Secretary of the Company no later than July 31, 1998.

SECTION 16. AMENDMENT AND TERMINATION OF THE PLAN. The Plan shall terminate on the twentieth anniversary of the date of approval of the Plan by Northwest Industries, Inc., and no award shall be granted hereunder after such termination. Termination of the Plan shall not affect any outstanding awards. The Committee shall have the power where consistent with the general purpose and intent of the Plan to modify the requirements of the Plan to conform with applicable law or to meet special circumstances not anticipated or covered in the Plan, and the Company, by its Board of Directors, reserves the right at any time to modify, amend, supplement, or suspend the Plan, except neither the Committee nor the Company may (a) impair any awards already made, or (b) without the approval of the stockholders of the Company (other than of the stockholders of stock not entitled to vote on the matter requiring approval), except as contemplated by Section 14, (i) increase the number of shares of Common Stock which may be issued under the Plan, (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to participants or non-executive directors under the Plan or (iv) have the effect of providing for the grant of Options to purchase Common Stock at less than the fair market value per share thereof on the applicable date of grant of the Options. Notwithstanding any other provision of this Section 16, the provisions of the Plan applicable to non-executive directors which govern (A) the number of shares of Common Stock covered by each Option award to a non-executive director of the Company, (B) the exercise price per share of Common Stock under each such Option, (C) when and under what circumstances each such Option will be granted and (D) the period within which each such Option may be exercised, shall not be amended, except as contemplated by Section 14, more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder, and the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

SECTION 17. DELIVERY OF SHARES. Each award hereunder is further subject to the condition that if, at any time, the Board of Directors shall in its sole discretion determine that the listing, registration, or qualification of the shares of Common Stock covered by such award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the purchase or delivery of shares of Common Stock thereunder, the delivery of all shares of Common Stock pursuant to exercise of the Option or stock appreciation right may be withheld or may be made subject to such conditions as the Committee may deem appropriate unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

SECTION 18. EFFECTIVE DATE. The Plan shall become effective upon the distribution of the Company's Common Stock to the shareholders of Northwest Industries, Inc.

PROXY                      LONE STAR TECHNOLOGIES, INC.                    PROXY
                          5501 LBJ FREEWAY, SUITE 1200
                              DALLAS, TEXAS 75240
                          ANNUAL MEETING MAY 14, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE AS TO THE NOMINEES FOR ELECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED. IF NO DIRECTION IS MADE AS TO PROPOSAL 2 OR 3, THIS PROXY WILL BE VOTED FOR THE PROPOSAL(S) AS TO WHICH NO DIRECTION IS MADE.

     The undersigned having received the notice and accompanying Proxy Statement for said meeting, hereby appoints as Proxies John P. Harbin, Robert F. Spears and Charles J. Keszler, or any one of them, with power of substitution in each, to vote at the annual meeting or any adjournments thereof all the shares of Lone Star Technologies, Inc. which the undersigned may be entitled to vote. The above Proxies are, and each of them is, hereby instructed to vote as shown on the reverse side of this card.





PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

/X/   Please mark your
      votes as in this
      example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES LISTED
AND FOR PROPOSALS 2 AND 3.

                                      WITHHOLD    Nominees are:
                           FOR        AUTHORITY   Rhys J. Best, for a term
                           ALL           TO       expiring 2000; and Charles L.
                         NOMINEES       VOTE      Blackburn, James E. McCormick
1.  Election                                      and Thomas M. Mercer, Jr. for
    of Directors           / /          / /       terms expiring 2001.

To withhold authority to vote for any nominee(s),
name the nominee(s) below:
---------------------------------------------------

                                                                                FOR   AGAINST   ABSTAIN
2.  Proposal to approve amendments to the 1985 Long-Term Incentive              / /     / /       / /
    Plan of Lone Star Technologies, Inc.

3.  Proposal to approve an amendment to the Certificate of Incorporation of     / /     / /       / /
    Lone Star Technologies, Inc. to increase the number of authorized shares of Common Stock.

4. In their discretion, upon other business as may properly come before the meeting or any adjournment(s) thereof.

SIGNATURE(S)                                               DATE
            ----------------------------------------------     ----------------
SIGNATURE(S)                                               DATE
            ----------------------------------------------     ----------------
                      (SIGNATURE IF HELD JOINTLY)

This proxy must be dated and signed EXACTLY as shown hereon. Executors, administrators, trustees, etc., should give full title as such. If a corporation, please sign full corporate name as duly authorized officer.